UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2019

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market
8.00% Mandatory Convertible Preferred Stock, Series A, $0.001 par value	AVGO.P	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously reported, on August 8, 2019, Broadcom Inc., a Delaware corporation (the “Company” or “Broadcom”), and Symantec Corporation, a Delaware corporation (“Symantec”), entered into an Asset Purchase Agreement (as amended or supplemented, the “Purchase Agreement”), pursuant to which the Company agreed to purchase certain assets and assume certain liabilities of Symantec’s Enterprise Security business (the “Business”). On November 4, 2019 (the “Effective Date”), the Company completed its acquisition of the Business, subject to delayed closings in certain non-U.S. jurisdictions in accordance with the terms of the Purchase Agreement. Broadcom and its subsidiaries are paying approximately $10.7 billion in cash as the consideration for the acquisition of the Business, subject to the terms of the Purchase Agreement. As described in Item 1.01 and Item 2.03, the Company funded the acquisition with proceeds from unsecured debt incurred under the Credit Agreement (as defined below).

Item 1.01	Entry into Definitive Material Agreement.

On the Effective Date, the Company entered into a Credit Agreement with the lenders named therein, Bank of America, N.A., as administrative agent, and the other parties from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for an aggregate of $15.50 billion of term loan commitments, consisting of a $7.75 billion unsecured term A-3 facility (the “Term A-3 Facility”) and a $7.75 billion unsecured term A-5 facility (the “Term A-5 Facility”, and together with the Term A-3 Facility, the “Term Facilities”). The Company’s obligations under the Credit Agreement are guaranteed on an unsecured basis by its subsidiaries, Broadcom Corporation, a California corporation, and Broadcom Technologies Inc., a Delaware corporation.

On the Effective Date, the Company borrowed $12.0 billion of term loans ratably between the Term Facilities to fund the acquisition described herein, to provide working capital to the Company and its subsidiaries and for related costs and expenses. The Company intends to borrow the remaining commitments, subject to certain conditions set forth in the Credit Agreement, on up to two occasions to fund the refinancing of CA, Inc.’s $750 million aggregate principal amount of 5.375% Senior Notes due December 1, 2019 and of Broadcom Technologies Inc.’s and Broadcom Corporation’s $2.75 billion aggregate principal amount of 2.375% Senior Notes due January 15, 2020.

Such remaining commitments will be reduced or terminated, as applicable, upon the earlier of the refinancing of such senior notes and certain dates set forth in the Credit Agreement. The term loans under the Term A-3 Facility and Term A-5 Facility will mature and be payable in full on the third or fifth anniversary, respectively, of the Effective Date.

Borrowings under the Term Facilities will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the alternate base rate or the reserve adjusted Eurocurrency rate, in each case, plus an applicable margin that varies by facility and is calculated based on the Company’s credit ratings from time to time.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Agreement are permissible without penalty (other than customary Eurocurrency loan breakage) ratably between the Facilities, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Credit Agreement.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type, as well as a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter-end after the Effective Date, the Company’s Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 3.00:1.00, as more fully described in the Credit Agreement.

The Credit Agreement also contains various events of default (subject to grace periods, as applicable), including among others: nonpayment of principal, interest or fees; breach of covenant; payment default on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unsatisfied judgments; certain ERISA violations; the occurrence of a change of control; and the invalidity or unenforceability of the Credit Agreement or certain other documents executed in connection therewith.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Many of the lenders under the Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending, hedging, cash management and/or commercial banking services, or other services in the ordinary course of business for the Company and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Purchase Agreement and the transactions contemplated by the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 4, 2019, the Company issued a press release announcing the completion of its acquisition of the Business. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement, dated as of August 8, 2019, by and between Broadcom Inc. and Symantec Corporation (incorporated by reference to Exhibit 2.1 to Broadcom Inc.’s Current Report on Form 8-K filed on August 9, 2019)

10.1	Credit Agreement, dated as of November 4, 2019, among the Company, the lenders and other parties party thereto, and Bank of America, N.A., as Administrative Agent

99.1	Press Release, dated November 4, 2019

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: November 4, 2019	By:	/s/ Thomas H. Krause, Jr.
	Name:	Thomas H. Krause, Jr.
	Title:	Chief Financial Officer